Exhibit 99.1

Response Biomedical Corp. Provides Update on Term Loan

VANCOUVER, B.C., October 1, 2014 – Response Biomedical Corp. (“Response” or “the Company”) (TSX: RBM, OTCBB: RPBIF) announced that the Company has entered into a Forbearance to Loan Agreement (the “Forbearance Agreement”) with the lender under its outstanding term loan, Silicon Valley Bank (“SVB”), as of September 30, 2014. Under the terms of the Forbearance Agreement, SVB will grant a forbearance under which it will agree not to exercise its rights in respect of a breach of a financial covenant under the terms of the loan agreement (the “Loan Agreement”) until October 31, 2014.

The Company continues to be current with all principal and interest payments due on all outstanding indebtedness and management expects to continue discussions with SVB to revise the financial covenants under the Loan Agreement. There can be no assurance that the Company and SVB will be able to reach mutually acceptable terms for revising the covenants.

In the event that the parties are unable to agree on revisions to the covenants and the Forbearance Agreement is not extended, SVB would be entitled to exercise any of its rights under the Loan Agreement.

About Response Biomedical Corp.

Response develops, manufactures and markets rapid onsite diagnostic tests for use with its RAMP® platform for clinical, biodefense and environmental applications. RAMP® represents a unique paradigm in diagnostics that provides reliable, quality results in minutes. The RAMP® Platform consists of a reader and single use disposable test cartridges and has the potential to be adapted to any other medical and nonmedical immunoassay based test currently performed in laboratories. Response clinical tests are commercially available for the aid in early detection of heart attack, congestive heart failure, thromboembolism and infectious diseases. In the nonclinical market, RAMP® tests are currently available for the environmental detection of West Nile Virus and for Biodefense applications including the rapid onsite detection of anthrax, smallpox, ricin and botulinum toxin. Response is a publicly traded company listed on the TSX under the trading symbol "RBM" and quoted on the OTC Bulletin Board under the symbol "RPBIF". For further information, please visit the Company's website at www.responsebio.com.

Forward-Looking Statements

This press release may contain forward-looking statements. These statements relate to future events and are subject to risks, uncertainties and assumptions about Response Biomedical Corp. Examples of forward-looking statements in this press release include statements regarding our understanding that the Company expects to continue discussions with SVB to revise the financial covenants under the Loan Agreement. These statements are only predictions based on our current expectations and projections about future events. Although we believe the expectations reflected in such forward-looking statements and the assumptions upon which such forward-looking statements are made are reasonable, there can be no assurance that such expectations will prove to be correct and if such expectations are not met, our business may suffer.

Readers should not place undue reliance on these statements. Actual events or results may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many factors may cause the Company’s actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our annual report on Form 10-K, our quarterly reports on Form 10-Q, our Current Reports on Form 8-K, our Annual Information Form and other filings with the Securities and Exchange Commission and Canadian securities regulatory authorities.

The forward-looking statements contained in this news release are current as of the date hereof and are qualified in their entirety by this cautionary statement. Except as expressly required by applicable securities laws, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information please contact.

Response Biomedical Corp.:

W.J. (Bill) Adams, 604 456 6010

Chief Financial Officer

ir@responsebio.com